SCHEDULE II

  					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

            				SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-DOVER MOTORSPORTS

          GAMCO INVESTORS, INC.
                       4/20/04              500             5.4500
                       4/19/04            6,000             5.4975
                       4/19/04           10,000             5.4956
                       3/02/04            2,000             3.7740
                       3/01/04           10,000             3.7800
          GABELLI ADVISERS, INC.
                       4/16/04           15,000             5.4847
           GABELLI FUNDS, LLC.
               GABELLI VALUE FUND
                       4/19/04           20,000             5.3125
               GABELLI SMALL CAP GROWTH FUND
                       4/26/04           50,000             5.4987

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.